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                                                                    EXHIBIT 99.1


                                  CERTIFICATION



Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Panera Bread Company ("Panera"), that, to his knowledge, the Annual Report for the Panera Bread Company Savings Plan ("Plan") on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Panera and will be retained by Panera and furnished to the Securities and Exchange Commission or its staff upon request.



Date: June 25, 2003                   By:/s/ Ronald M. Shaich
                                         --------------------
                                         Ronald M. Shaich
                                         Chairman and Chief
                                         Executive Officer




Date: June 25, 2003                   By:/s/ Mark E. Hood
                                         ----------------
                                         Mark E. Hood
                                         Senior Vice President,
                                         Finance and Administration
                                         (Chief Accounting Officer), and
                                         Acting Chief Financial Officer